EXHIBIT 5.1

October 22, 2002

Mass Megawatt Wind Power, Inc.
11 Maple Ave.
Shrewsbury, MA 01545

Re:     Registration Statement on Form SB-2
        -----------------------------------

Gentlemen:

We have acted as special counsel to Mass Megawatts Power, Inc. (the "Company"), a Massachusetts corporation for purposes of rendering this opinion. We understand that the Company is filing a Registration Statement on Form SB-2 (the "Registration Statement") relating to the public offering of up to 17,000 shares of common stock (the "Shares") which are proposed to be sold by the Company pursuant to the Registration Statement.

We have reviewed the Registration Statement for purposes of rendering this opinion. We have reviewed the Company's Articles of Organization and By-laws, each as amended to date. We also have examined certificates addressed to us from officers of the Company, such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuineness of all signatures appearing on such documents, and the genuineness and authenticity of all copies submitted to us conformed, photostatic or other copies as true copies of the original document.

On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States.

We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,



ECKERT SEAMANS CHERIN &
  MELLOTT, LLC


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          The  opinions  rendered  herein  are  limited  to  the  laws  of  the
Commonwealth  of  Massachusetts  and  the  federal  laws  of  the United States.

          We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very  truly  yours,

/s/

ECKERT  SEAMANS  CHERIN  &
  MELLOTT,  LLC


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